Exhibit 99.1

Company Release – 01/15/2026

GBank Financial Holdings Inc. Completes $11.0 Million Subordinated Debt Offering

LAS VEGAS, January 15, 2026 – GBank Financial Holdings Inc (the “Company”) (NASDAQCM: GBFH), the parent company for GBank (the “Bank”), today announced the completion of a private placement on January 14, 2026, of $11.0 million in aggregate principal amount of 7.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Company intends to utilize the net proceeds for general corporate purposes, including refinancing existing indebtedness.

"We have always maintained a high capital ratio to sustain our balance sheet growth, and the execution of this sub debt provides additional funds to redeem the $6.5 million of existing sub debt issued in 2020 while increasing our GBFH available capital," said Edward M. Nigro, Executive Chairman and CEO.

The Notes were structured to qualify as Tier 2 capital for GBank for regulatory capital purposes. The Notes initially bear a fixed interest rate of 7.25% until January 15, 2031, after which time and until maturity on January 15, 2036, the interest rate will reset quarterly to an annual floating rate equal to the Three-Month Term Secured Overnight Financing Rate (“SOFR”) plus 382 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on or after January 15, 2031. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest.

Janney Montgomery Scott LLC and Piper Sandler & Co. served as joint placement agents for the offering. Sklar Williams PLLC served as legal counsel to the Company, and Squire Patton Boggs (US) LLP served as legal counsel to the placement agents.

The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the unsecured Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About GBank Financial Holdings Inc.

GBank Financial Holdings Inc. is a bank holding company headquartered in Las Vegas, Nevada, and is listed on the Nasdaq Capital Market under the symbol “GBFH.” Our national payment and Gaming FinTech business lines serve gaming clients across the U.S. and feature the GBank Visa Signature® Card—a tailored product for the gaming and sports entertainment markets. The Bank is also a top national SBA lender, now operating across 40 states. Through our wholly owned bank subsidiary, GBank, we operate two full-service commercial branches in Las Vegas, Nevada to provide a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals in Nevada, California, Utah, and Arizona. Please visit www.gbankfinancialholdings.com for more information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include (i) expressions about management’s confidence and strategies, (ii) management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions, and (iii) statements of assumptions underlying such statements. These statements may be identified by such forward-looking terminology as “continues,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company and the Bank. Due to these and other possible uncertainties and risks, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For a list of factors which could cause results to differ materially from such forward-looking statements, see the Company’s filings with the SEC, including those risk factors identified in the “Risk Factors” section and elsewhere in the Company’s prospectus dated April 24, 2025, filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on April 25, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-285750), and other documents the Company files or furnishes with the SEC from time to time. The statements in this press release are made as of the date hereof, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by applicable law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

For Further Information, Contact:

GBank Financial Holdings Inc.

Edward M. Nigro

Chairman and CEO

702-851-4200

enigro@g.bank

Source: GBank Financial Holdings Inc.